POWER OF ATTORNEY

Each of the undersigned officers and Trustees of Cullen Funds Trust (the “Trust”) hereby appoint James P. Cullen, a Trustee and an officer of the Trust, with power of substitution or resubstitution, their true and lawful attorney-in-fact and agent (“Attorney-in-Fact”), with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended,  the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission (hereafter “SEC”) in respect thereof, filing by the Trust of any and all Registration Statements on Form N-14 or Form N-1A pursuant to the Acts and any amendments thereto, including applications for exemptive orders, rulings, or filings of proxy materials (together “SEC filings”), signing in the name and on behalf of the undersigned as an officer or Trustee, as applicable, of the Trust any and all such SEC filings, and the undersigned do hereby ratify and confirm all that said Attorney-in-Fact shall do or cause to be done by virtue thereof  .

By signing this Power of Attorney, each of the undersigned officers and Trustees hereby revoke and rescind any earlier Power of Attorney signed by them in connection with their role as an officer or Trustee, as applicable, of the Trust.

The undersigned officers and Trustees hereby execute this Power of Attorney, which may be executed in multiple counterparts, all of which taken together shall constitute one original, as of this 12th day of February, 2009.

Name	Title
/s/ James P. Cullen James P. Cullen	Trustee, President
/s/ Dr. Curtis J. Flanagan Dr. Curtis J. Flanagan	Trustee
/s/ Matthew J. Dodds Matthew J. Dodds	Trustee
/s/ Robert J. Garry Robert J. Garry	Trustee
/s/ Stephen G. Fredericks Stephen G. Fredericks	Trustee
/s/ Jeff T. Battaglia Jeff T. Battaglia	Treasurer
/s/ John C. Gould John C. Gould	Vice President
/s/ Brooks H. Cullen Brooks H. Cullen	Vice President
/s/ Rahul D. Sharma Rahul D. Sharma	Secretary